Calculation of Filing Fee Tables
S-3
Palantir Technologies Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.001 per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per share	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001476
Fees to be Paid	5	Other	Warrants	457(r)				0.0001476
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001476
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001476
Fees to be Paid	8	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a: Applies to offering lines 1 through 8. An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Note 1.b: Applies to offering lines 1 through 8. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Notes 1.a and 1.b above.

[3]	See Notes 1.a and 1.b above.

[4]	See Notes 1.a and 1.b above.

[5]	See Notes 1.a and 1.b above.

[6]	See Notes 1.a and 1.b above.

[7]	See Notes 1.a and 1.b above.

[8]	See Notes 1.a and 1.b above.